BioAdaptives (OTCBB:BDPT) Announces New President

LAS VEGAS, Feb. 6, 2015 -- BioAdaptives, Inc., a fully-reporting public company trading under the ticker symbol: (OTCBB: BDPT), announced that Mr. Christopher G. Hall has been selected to lead the company going forward as its new President, with additional titles of Chief Executive Officer, Chief Financial Officer, and Secretary.

Mr. Barry Epling, Chairman of the Board of Directors announced the selection of Mr. Hall to replace Mr. Epling in leading the company. Mr. Epling said, “I have known Chris for some time and greatly respect his management skills and entrepreneurial abilities. With this change, I feel confident the company is in good hands which allows me more time to spend on research and development of new products.”

Mr. Hall added, “I am delighted for this great opportunity to guide the company as we move forward. BioAdaptives now has four products ready for the market and an additional product that is expected to be ready for delivery in the second quarter. The four products: PrimiCell®, the flagship product, scientifically proven stem cell activator; PrimiLive™, which provides stress-relief and energy without stimulants; Equine Regen Plus™, the all-encompassing multi-faceted equine wellness stem cell activating product for performance horses; Canine Regen™, an effective supplement for canine stem cell health and wellness. A fifth product, PrimiTrim™, will be launched in the second quarter. PrimiTrim™ is an effective natural weight management product shown to result in the consistent loss of one to five pounds per week of predominantly fat as opposed to water. Additional products, which are currently being tested, will follow later in the year. With so much coming together in the first and second quarters I believe there is an opportunity to see significant growth in revenue in 2015.”

Biographical Information for Christopher G. Hall:

Christopher G. Hall has been an executive within the nutraceutical products industry since 2006 and a serial entrepreneur for more than twenty years. He began his career in 1978 with AT&T as a finance and operations manager. With his deep experience in areas of communications, Mr. Hall has become a recognized industry leader having conducted speaking engagements at industry trade shows and conferences. He is an active member of several industry associations. Mr. Hall has worked extensively in entrepreneurship, primarily in the nutraceutical and technology space as a C-level executive since 1995 and has raised more than $30 million in investment capital for various enterprises. Mr. Hall is a graduate of University Southern California with a Bachelors degree in International Relations and he holds an MBA from the Anderson School of Management at the University of California, Los Angeles.

About BioAdaptives, Inc.

BioAdaptives, Inc. is a fully-reporting, public company trading on the OTC Bulletin Board under the symbol BDPT. The company is engaged in research and development in science-based nutraceutical products for human and animal consumption. BioAdaptives, Inc., has licensed several unique and beneficial nutraceuticals and a proprietary method that is a non-intrusive bioelectromagnetic device for improving nutraceuticals, ingredients, food, beverages, and wellness.

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SAFE HARBOR ACT

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of BioAdaptives, Inc. and its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond BioAdaptives, Inc.'s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in BioAdaptives, Inc.'s filings with the Securities and Exchange Commission.

Investors may find additional information regarding BioAdaptives Inc. at the company’s website  http://www.bioadaptives.com

SOURCE: BioAdaptives, Inc.

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